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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 6, 2022
Date of Report (Date of earliest event reported)

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 4.01.    Changes in Registrant’s Certifying Accountant.
On June 6, 2022, Telos Corporation, a Delaware corporation (the “Company”), notified BDO USA, LLP (“BDO”) that the Company was dismissing BDO as its independent registered public accounting firm effective immediately. The Company has engaged PricewaterhouseCoopers, LLP (“PwC”) as its independent registered public accounting firm for its second quarter ended June 30, 2022 and its fiscal year ended December 31, 2022. The decision to dismiss BDO and to engage PwC was approved by the Audit Committee of the Company’s Board of Directors.
The reports of BDO on the consolidated financial statements for the Company for each of the two most recent fiscal years ended December 31, 2021, and December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s audit report dated March 28, 2022, on the Company's internal control over financial reporting as of December 31, 2021 expressed an adverse opinion thereon. The adverse opinion was the result of identified material weaknesses described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 10-K”).
During the Company’s two most recent fiscal years and the subsequent interim periods through the date of dismissal, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods.
For the years ended December 31, 2021, and December 31, 2020, and through the date of dismissal, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that, as disclosed in the 2021 10-K, the Company’s management did not maintain effective internal control over financial reporting as of December 31, 2021, as a result of the material weaknesses identified.
During the two most recent fiscal years ended December 31, 2021, and December 31, 2020, and through June 6, 2022, neither the Company, nor anyone acting on its behalf, consulted with PwC with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The Company provided BDO with a copy of the foregoing disclosures on this Form 8-K and requested that BDO furnish the Company with a letter as required by Item 304(a)(3) of Regulation S-K. A copy of this letter from BDO dated June 7, 2022 is attached hereto as Exhibit 16.1 to this Report.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
16.1	Letter of BDO USA, LLP to the Securities and Exchange Commission dated June 7, 2022
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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ Mark Bendza
Mark Bendza
Chief Financial Officer
Date:  June 7, 2022
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